EX-99.23.j


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated January 13, 2005 for the Bull Moose Growth Fund (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 51 to AmeriPrime Advisors Trust's Registration Statement on Form N-1A (File No. 333-85083), including the references to our firm under the heading "Financial Highlights" in the Prospectus and "Accountants" in the Fund's Statement of Additional Information.


/s/ Cohen McCurdy


Cohen McCurdy, Ltd.

Westlake, Ohio
January 26, 2005